UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MAXIMUS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11419 Sunset Hills Road

Reston, Virginia 20190

(703) 251-8500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 20, 2007

The 2007 Annual Meeting of Shareholders of MAXIMUS, Inc. will be held at our corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia on Tuesday, March 20, 2007 at 11:00 a.m., Eastern Time, to consider and act upon the following matters:

1.                                       The election of three Class I Directors to serve until the 2010 Annual Meeting of Shareholders, and the election of one Class III Director to serve until the 2009 Annual Meeting of Shareholders.

2.                                       The ratification of the appointment of Ernst & Young LLP as our independent public accountants for our 2007 fiscal year.

3.                                       The transaction of any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on Friday, January 19, 2007 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

Our board of directors hopes that you will attend the meeting.  Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope.  Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

David R. Francis, Secretary

January 25, 2007

11419 Sunset Hills Road
Reston, Virginia 20190
(703) 251-8500

PROXY STATEMENT

Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2007 Annual Meeting of Shareholders to be held on Tuesday, March 20, 2007 and at any adjournments of the meeting.  This proxy statement and accompanying proxy are first being sent or given to shareholders on or about January 25, 2007.

GENERAL INFORMATION ABOUT VOTING

Who can vote.  You will be entitled to vote your shares of MAXIMUS common stock at the annual meeting if you were a shareholder of record at the close of business on January 19, 2007.  As of that date, 21,663,915 shares of common stock were outstanding and entitled to one vote each at the meeting.  You are entitled to one vote on each item voted on at the meeting for each share of common stock that you held on January 19, 2007.

How to vote your shares.  You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy.  If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card.  The proxies named in the enclosed proxy card (David N. Walker, David R. Hayes and David R. Francis) will vote your shares as you have instructed.  You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares.  If you attend the meeting, you can always revoke your proxy by voting in person.  No postage is necessary if the proxy card is mailed in the United States.

Quorum.  A quorum of shareholders is required in order to transact business at the annual meeting.  A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

Number of votes required.  The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote

• Election of directors	For each nominee, a plurality of the votes cast are for such nominee.

• Ratification of the board’s	A majority of the votes cast are for ratification.
selection of independent public
accountants

Abstentions and broker non-votes.  A broker non-vote occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter.  If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” Abstentions and broker non-votes will not count as votes cast in the election of directors or in the vote on ratifying the board’s selection of independent public accountants.  Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

Discretionary voting by proxies on other matters.  Aside from the election of directors and the ratification of the board’s selection of independent public accountants, we do not know of any other proposal that may be presented at the 2007 Annual Meeting.  However, if another matter is properly presented at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

How you may revoke your proxy.  You may revoke the authority granted by your executed proxy card at any time before we exercise it by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary, or by voting in person at the annual meeting.

Expenses of solicitation.  We will bear all costs of soliciting proxies.  We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses.  In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and/or personal interviews.

Shareholders sharing the same surname and address.  In some cases, shareholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and proxy statement.  This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.  If you would like to have additional copies of our annual report and/or proxy statement mailed to you, please call or write us at our principal executive offices, 11419 Sunset Hills Road, Reston, Virginia 20190, Attn: Director of Investor Relations, telephone: (800) 368-2152.  If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

The following table shows the number of shares of our common stock beneficially owned as of January 1, 2007 (unless otherwise indicated), by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and the nominees for director, (iii) the current and former executive officers named in the Summary Compensation Table contained in this proxy statement and (iv) all of our current directors and executive officers as a group.

The number of shares beneficially owned by each holder is based upon the rules of the Securities and Exchange Commission (“SEC”).  Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power, as well as shares which the person has the right to acquire within 60 days by exercising any stock option or other right and shares of restricted stock that will vest with 60 days.  Accordingly, this table includes shares that each person has the right to acquire on or before March 2, 2007.  Unless otherwise indicated, to the best of our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table.  By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

To compute the percentage ownership of any shareholder or group of shareholders in the following table, the total number of shares deemed outstanding includes 21,652,230 shares that were outstanding on January 1, 2007, plus any shares that holder or group of holders could acquire upon exercising any options held by that holder or group of holders that are exercisable on or before March 2, 2007.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares		Percent

JANA Partners LLC	3,171,470	(1)	14.6%
200 Park Avenue, Suite 3300
New York, New York 10166

Morgan Stanley	1,785,017	(2)	8.2%
1585 Broadway
New York, New York 10036

Royce & Associates, LLC	1,707,700	(3)	7.9%
1414 Avenue of the Americas
New York, New York 10019

Wellington Management Company, LLP	1,639,377	(4)	7.6%
75 State Street
Boston, Massachusetts 02109

Barrow, Hanley, Mewhinney & Strauss, Inc.	1,497,300	(5)	6.9%
2200 Ross Ave, Suite 3100
Dallas, TX 75201

T. Rowe Price Associates, Inc.	1,422,900	(6)	6.6%
100 East Pratt Street
Baltimore, Maryland 21202

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares		Percent
Russell A. Beliveau	82,045	(7)	*
John F. Boyer	80,752	(8)	*
Bruce L. Caswell	38,500	(8)	*
Lynn P. Davenport	0	(9)	*
John J. Haley	34,297	(10)	*
Paul R. Lederer	26,038	(10)	*
Richard A. Montoni	3,227		*
Michael Plymack	13,000	(8)	*
Peter B. Pond	98,174	(10)	*
Raymond B. Ruddy	221,395	(8)	1.0%
Marilyn R. Seymann	31,798	(10)	*
Robert B. Sullivan	13,334	(8)	*
James R. Thompson, Jr.	42,940	(10)	*
Wellington E. Webb	19,067	(10)	*
All directors and executive officers as a group (17 persons)	808,705	(11)	3.6%

*                    Percentage is less than 1% of all outstanding shares of common stock.

(1)             As of January 5, 2007, as reported by JANA Partners LLC (“JANA”) on a Schedule 13G/A filed with the SEC on December 26, 2006 and a Form 4 filed with the SEC on January 9, 2007.  JANA indicated on the Schedule 13G/A that, in its capacity as a private money management firm for various accounts under its management and control, it had sole voting and dispositive power over all shares of common stock that it reported.

(2)             As of September 30, 2006, as reported by Morgan Stanley on Form 13F filed with the SEC.  Morgan Stanley indicated on the Form 13F that, through certain subsidiary managers, it had sole and/or shared dispositive power over all 1,785,017 shares of common stock that it reported, sole voting power with respect to 1,718,615 shares of common stock and shared voting power with respect to 2,202 shares of common stock.

(3)             As of December 31, 2006, as reported by Royce & Associates, LLC (“Royce”) on a Schedule 13G/A filed with the SEC on January 10, 2007.  Royce indicated on the Schedule 13G/A that, in its capacity as investment adviser, it had sole voting and dispositive power over all shares of common stock that it reported.

(4)             As of September 30, 2006, as reported by Wellington Management Company, LLP (“WMC”) on Form 13F filed with the SEC.  WMC indicated on a Schedule 13G/A filed with the SEC on February 14, 2006 that, in its capacity as investment adviser, it may be deemed to beneficially own shares of common stock held of record by its clients.  WMC indicated on the Form 13F that, through certain subsidiary managers, it had sole and/or shared dispositive power over all 1,639,377 shares of common stock that it reported, sole voting power with respect to 778,577 shares of common stock and shared voting power with respect to 262,700 shares of common stock.

(5)             As of September 30, 2006, as reported by Barrow, Hanley, Mewhinney & Strauss, Inc. (“Barrow) on Form 13F filed with the SEC.  Barrow indicated on the Form 13F that, through certain subsidiary managers, it had sole and/or shared dispositive power over all 1,497,300 shares of common stock that it reported and sole voting power with respect to 692,200 shares of common stock.

(6)             As of September 30, 2006, as reported by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on Form 13F filed with the SEC.  Based on information provided in a Schedule 13G/A filed with the SEC on February 14, 2006, we believe that, as of September 30, 2006, T. Rowe Price had sole dispositive power for all 1,422,900 shares of common stock that it reported and sole voting power for 154,000 shares of common stock.

(7)             Amount includes 32,619 shares issuable under stock options exercisable on or before March 2, 2007 and 46,342 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

(8)             Amounts include shares issuable under stock options exercisable on or before March 2, 2007, as follows: Boyer, 76,166; Caswell, 37,500; Plymack, 12,500; Ruddy, 21,395; and Sullivan, 12,500.

(9)             Former executive officer.

(10)       Amounts reflect shares issuable under stock options exercisable on or before March 2, 2007.

(11)       Amount includes 545,638 shares issuable under stock options exercisable on or before March 2, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities.  They must also furnish copies of the reports to us.  Based solely on our review of the reports furnished to us and any written representations that no other reports were required, we believe that during our 2006 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that except that each of Andrew W. Cramer and Michael Plymack inadvertently filed three days late a report on Form 3 in October 2005 to report his ownership of restricted stock units and stock options,  Bruce L. Caswell inadvertently filed one day late a report on Form 4 covering a grant of stock options in October 2005, and David N. Walker inadvertently filed one day late a report on Form 4 covering an award of restricted stock units and a grant of stock options in May 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

The board of directors currently consists of nine directors.  Under our charter, the board is divided into three classes, with each class having as nearly equal a number of directors as possible.  The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of shareholders.  At the 2007 Annual Meeting, three Class I Directors will be elected to hold office for three years and until their successors are elected and qualified, and one Class III Director will be elected to hold office for two years and until his successor is elected and qualified.  The board has nominated Paul R. Lederer, Peter B. Pond and James R. Thompson, Jr. for election as Class I Directors and Richard A. Montoni for election as a Class III Director at the upcoming annual meeting.  Mr. Lederer, Mr. Pond, Mr. Thompson and Mr. Montoni presently serve as our directors.  If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these four nominees unless you mark your proxy card otherwise.  The proxy may not be voted for a greater number of nominees than four.  Each nominee has consented to being named in this proxy statement and to serve if elected.  If for any reason a nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute.  We do not presently expect that any of the nominees will be unavailable.

Richard A. Montoni, who was appointed to the board in April 2006, is being presented to shareholders for election for the first time.

Vote Required

The affirmative vote of a plurality of the total number of votes cast for or withheld from each of Mr. Lederer, Mr. Pond, Mr. Thompson and Mr. Montoni is required to re-elect each nominee to our board.  Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast.  Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

Biographical Information

The following table contains biographical information about the nominees and current directors whose terms of office will continue after the 2007 Annual Meeting. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of January 1, 2007, appears above under “Security Ownership of Management and Five Percent Owners.”

Nominees for Class I Directors (for term expiring in 2010)

Name and Age	Business Experience and Other Directorships	Director Since
Paul R. Lederer Age: 67

Paul R. Lederer has served as one of our directors since April 2003. Mr. Lederer retired from Federal Mogul in 1998 as Executive Vice President, Worldwide Aftermarket, following its acquisition of Fel-Pro where he served as President and Chief Operating Officer from November 1994 to February 1998. Mr. Lederer brings more than 30 years of management experience and leadership in the commercial business sector to MAXIMUS. During his distinguished career, Mr. Lederer has held various senior positions with Federal Mogul, Fel-Pro, Stant, Epicor Industries, and Parker Hannifin. Mr. Lederer holds a B.A. from the University of Illinois and received his J.D. from Northwestern University. He is also chairman of the board of Proliance International, Inc. and a director of Dorman Products, Inc. (formerly known as R&B, Inc.) and O’Reilly Automotive, Inc.

2003

Peter B. Pond Age: 62

Peter B. Pond has served as one of our directors since his election in December 1997 and as Chairman of the Board since September 2001. Mr. Pond is a founder of ALTA Equity Partners LLC, a venture capital firm, and has been a General Partner of that firm since June 2000. Prior to that, Mr. Pond was a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation in Chicago and was head of that company’s Midwest Investment Banking Group. Mr. Pond holds a B.S. in Economics from Williams College and an M.B.A. in Finance from the University of Chicago. He is also a director of Navigant Consulting, Inc.

1997

James R. Thompson, Jr. Age: 70

James R. Thompson, Jr. has served as one of our directors since his election in March 2001. Governor Thompson currently serves as Senior Chairman of the international law firm of Winston & Strawn. He was Chairman of the firm from 1993 to 2006. He joined that firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until January 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson has served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County. He is a former Chairman of the President’s Intelligence Oversight Board. Governor Thompson also served on the National Commission on Terrorist Attacks Upon the United States (9-11 Commission). Governor Thompson attended the University of Illinois and Washington University, and he received his J.D. from Northwestern University in 1959. Governor Thompson is currently a member of the boards of directors of Navigant Consulting, Inc., FMC Corporation, and FMC Technologies, Inc.

2001

Nominee for Class III Director (for term expiring in 2009)

Name and Age	Business Experience and Other Directorships	Director Since

Richard A. Montoni Age: 55

Richard A. Montoni was named Chief Executive Officer and President of MAXIMUS in April 2006. Previously, Mr. Montoni served as our Chief Financial Officer and Treasurer from March 2002 to March 2006. Mr. Montoni served as Chief Financial Officer for Towers Perrin, a global professional services firm, during April 2006 before rejoining MAXIMUS and his appointment as Chief Executive Officer and President. Before his employment with MAXIMUS, he served as Chief Financial Officer and Executive Vice President for Managed Storage International, Inc. in Broomfield, Colorado from December 2000 to August 2001. From October 1996 to December 2000, he was Chief Financial Officer and Executive Vice President for CIBER, Inc., a NYSE-listed company in Englewood, Colorado where he also served as a director until March 2002. Before joining CIBER, he was an audit partner with KPMG, LLP, where he worked for nearly 20 years. Mr. Montoni holds a Masters Degree in Accounting from Northeastern University and a Bachelor of Science degree in Economics from Boston University.

2006

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE FOUR NOMINEES SET FORTH ABOVE.

Class II Directors (present term expires in 2008)

Name and Age	Business Experience and Other Directorships	Director Since

Russell A. Beliveau Age: 59

Russell A. Beliveau has served as a director since 1995. He served as our President of Investor Relations from October 2000 until his retirement in September 2002 and served as President of Business Development from September 1998 until October 2000. Prior to that, he served as President of the Government Operations Group from 1995 to 1998. Mr. Beliveau has worked in the health and human services industry since 1983. During that time, he held both government and private sector positions at the senior executive level. Mr. Beliveau’s past positions include Vice President of Operations at Foundation Health Corporation of Sacramento, California from 1988 through 1994 and Deputy Associate Commissioner (Medicaid) for the Massachusetts Department of Public Welfare from 1983 until 1988. Mr. Beliveau received his Masters in Business Administration and Management Information Systems from Boston College in 1980 and his B.A. in Psychology from Bridgewater State College in 1974.

1995

John J. Haley Age: 57

John J. Haley has served as one of our directors since June 2002. Mr. Haley is currently President and Chief Executive Officer of Watson Wyatt Worldwide, Inc., a human resources and employee benefits consulting firm. Mr. Haley joined Watson Wyatt in 1977. Mr. Haley is a director of Watson Wyatt Worldwide, Inc. and also serves on the Hudson Highland Group, Inc.Board. Mr. Haley is a Fellow of the Society of Actuaries and is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He has an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

2002

Marilyn R. Seymann Age: 64

Marilyn R. Seymann has served as one of our directors since April 2002. Dr. Seymann is currently Associate Dean of the College of Law at Arizona State University. Before that she was President and Chief Executive Officer of M One, Inc., a corporate strategy and governance consulting firm for public and private companies, from 1991 to 2005. Prior to forming M One, she held senior management positions with Chase Bank, Arthur Andersen, and was the Associate Dean of the College of Business at Arizona State University. Dr. Seymann holds a B.A. from Brandeis University, an M.A. from Columbia University, and a Ph.D. from California Western University.

2002

Nominees for Class III Directors (present term expires in 2009)

Name and Age	Business Experience and Other Directorships	Director Since

Raymond B. Ruddy Age: 63

Raymond B. Ruddy has served as one of our directors since August 2004 and Vice Chairman of the Board of Directors since September 2005. Mr. Ruddy retired from MAXIMUS in August 2001. Before his retirement Mr. Ruddy served as the Chairman of the Board of Directors from 1985 to 2001 and President of our Consulting Group from 1989 to 2000. From 1969 until he joined us, Mr. Ruddy served in various capacities with Touche Ross & Co., including Associate National Director of Consulting from 1982 until 1984 and Director of Management Consulting (Boston, Massachusetts office) from 1978 until 1983. Mr. Ruddy received his M.B.A. from the Wharton School of Business of the University of Pennsylvania and his B.S. in Economics from Holy Cross College.

2004

Wellington E. Webb Age: 65

Wellington E. Webb has served as one of our directors since his election in September 2003. Mr. Webb completed his third, four-year term as Mayor of the City and County of Denver, Colorado in 2003. Prior to first being elected as Mayor in 1991, he served at the state, local, and federal levels in several capacities including Denver City Auditor, Executive Director of the Colorado Department of Regulatory Agencies, and Regional Director of the U.S. Department of Health Education and Welfare. Mr. Webb’s distinguished public career began in 1972 when he was elected to the Colorado House of Representatives. Mr. Webb holds a B.A. in Sociology from the Colorado State College at Greeley and a M.A. in Sociology from the University of Northern Colorado. He also holds honorary Doctorates from the University of Colorado at Denver and from Metropolitan State College.

2003

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and our articles of incorporation and bylaws.  Members of the board are kept informed of our business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.  Our corporate governance practices are summarized below.

Corporate Governance Guidelines

The board of directors has adopted Guidelines for Corporate Governance that set forth the practices of the board with respect to management review and responsibility, board composition, selection of directors, operation of the board and meetings, committees of the board, director responsibilities and tenure and evaluation of the board and committees.  The Guidelines are available on our Corporate Governance web page at www.maximus.com/corporate/ pages/corpgovernance.asp.  A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia  20190.

From time to time, MAXIMUS and its subsidiary agencies may provide services to, and otherwise conduct business with, companies of which certain members of the board or members of their immediate families are or were directors or officers.  Consistent with the New York Stock Exchange listing standards, the Guidelines for Corporate Governance establish categorical standards under which the board views the following relationships as impairing a director’s independence:

•                  a director who is currently, or in the past three years has been, employed by the company or by any subsidiary of the company;

•                  a director who has accepted, or has any family member who has accepted, payments from the company or its affiliates in excess of $100,000 within the current fiscal year or any of the past three fiscal years (except for board services, retirement plan benefits, or non-discretionary compensation);

•                  a director who has an immediate family member who is, or has been in the past three years, employed by the company or any subsidiary of the company as an executive officer;

•                  a director who is a partner, controlling shareholder or an executive officer of any for-profit business to which the company made, or from which it received, payments (other than those which arise solely from investments in the company’s securities) in the current fiscal year or in any of the last three fiscal years that exceed 2% of consolidated gross revenue for the business, or the company, for that year, or that exceed $1,000,000, whichever is greater;

•                  a director who is employed as an executive officer of another company where any of the company’s executive officers serves on that other company’s compensation committee, or such a relationship has existed within the past three years; and

•                  a director who has been a partner or employee of the company’s outside auditor within the past three years.

The board of directors in its business judgment has determined that the following eight members of its Board of Directors are independent as defined by New York Stock Exchange listing standards: Russell A. Beliveau, John J. Haley, Paul R. Lederer, Peter B. Pond, Raymond B. Ruddy, Marilyn R. Seymann, James R. Thompson, Jr. and Wellington E. Webb.  None of our independent directors, their immediate family members, or employers, is engaged in relationships with us that the categorical standards cover and, as a result, each independent director meets our categorical standards.  In addition, with the exception of Governor Thompson, none of the independent directors has any relationship with us, other than being one of our directors.

Governor Thompson is Senior Chairman of the law firm of Winston & Strawn in Chicago.  Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present.  In 2006, 2005 and 2004, MAXIMUS paid Winston & Strawn $279,017, $35,191 and $138,050, respectively, for legal and business consulting services.  Outside of the scope of the categorical standards, the board of directors examined this relationship from a general “facts and circumstances” point of view.  That is, the board considered the amounts paid to Winston & Strawn in light of all facts and circumstances involving the relationship, both from the company’s standpoint and from the standpoint of Winston & Strawn.  The board concluded that the company’s relationship to Winston & Strawn was not material to any party.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.  That code, our Standards of Business Conduct and Ethics, can be found posted on our Corporate Governance web page at www.maximus.com/ corporate/pages/corpgovernance.asp.  A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia  20190.

Board and Committee Meeting Attendance

Our board expects that its members will prepare for, attend and participate in all board and applicable committee meetings.  Our board of directors held ten meetings during fiscal 2006.  During our 2006 fiscal year, each of our directors attended greater than 75% of the aggregate number of meetings of our board of directors and meetings of the committees of the board upon which each served.

Executive Sessions

Executive sessions where non-management directors meet on an informal basis are scheduled either at the beginning or at the end of each regularly scheduled Board meeting.  Peter B. Pond, the Chairman of the Board, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him or her c/o MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.  Communications to the non-management directors as a group may be sent to the same address, c/o the Chairman of the Nominating and Governance Committee.  We promptly forward such correspondence to the indicated directors.

Committees of the Board

The standing committees of the board of directors are the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Audit Committee

The Audit Committee assists the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting processes and audits of our financial statements.  The Audit Committee specifically reviews the financial reports and other financial information provided by the company, our disclosure controls and procedures and internal accounting and financial controls, the internal audit function, the legal compliance and ethics programs, and the annual independent audit process.  The Audit Committee operates under a written charter originally adopted by the board on May 16, 2000, as subsequently amended.  The Audit Committee’s charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.  A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia  20190.

The members of the Audit Committee are Peter B. Pond (Chair), Paul R. Lederer, Raymond B. Ruddy, Marilyn R. Seymann, and Wellington E. Webb, each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of audit committee members in effect on the date of this proxy statement.  The board of directors has determined that all of the committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Pond qualifies as an audit committee financial expert as defined by regulations of the SEC.

The Audit Committee held seven meetings during fiscal 2006.  For additional information regarding the committee, see “Audit Information — Report of the Audit Committee” below.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of James R. Thompson, Jr. (Chair), John J. Haley, Paul R. Lederer, Peter B. Pond, Marilyn R. Seymann, and Wellington E. Webb, each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of nominating and governance committee members in effect on the date of this proxy statement.  The Nominating and Governance Committee operates under a written charter originally adopted by the board on September 23, 2003, as subsequently amended.  The Nominating and Governance Committee’s charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.  A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia  20190.  The Nominating and Governance Committee did not meet separately from the full board during fiscal 2006.  The full board of directors addressed all nominating and governance issues during fiscal 2006.

The purpose of the Nominating and Governance Committee is to identify, evaluate and recommend candidates for membership on the board of directors, to ensure an appropriate structure and process for management succession and to establish and assure the effectiveness of the governance principles of the board and the company.  The committee considers, at a minimum, the following qualifications in recommending to the board potential new directors, or the continued service of existing directors:

•                  personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;

•                  broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions;

•                  expertise that is useful to the company and complementary to the background and experience of other directors;

•                  willingness to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the board and its committees;

•                  commitment to serve on the board over a period of several years to develop knowledge about the company’s principal operations; and

•                  willingness to represent the best interests of all shareholders and objectively appraise management performance.

The Nominating and Governance Committee will consider shareholder recommendations for candidates to serve on the board of directors.  Shareholders entitled to vote for the election of directors may submit candidates for consideration by the committee if it receives timely written notice, in proper form, for each such recommended director nominee.  If the notice is not timely and in proper form, the nominee will not be considered by the committee.  To be timely for the 2008 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals for Our 2008 Annual Meeting of Shareholders” below.  To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.  These requirements are more fully described in Article I, Section 6, of our bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia  20190.

Under the process used by us for selecting new board candidates, the President and Chief Executive Officer, the Nominating and Governance Committee or other board members identify the need to add a new board member with specific qualifications or to fill a vacancy on the board.  The Chairman of the Nominating and Governance Committee will initiate a search, working with staff support and seeking input from board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders.  An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the Nominating and Governance Committee.  A determination is made as to whether Nominating and Governance Committee members or board members have relationships with preferred candidates and can initiate contacts.  The President and Chief Executive Officer and at least one member of the Nominating and Governance Committee interviews prospective candidates.  The Nominating and Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full board of directors.

Compensation Committee

The Compensation Committee is responsible for reviewing, approving, and overseeing the administration of our compensation and benefit programs, and evaluating their effectiveness in supporting our overall business objectives.  Specifically, the committee evaluates the performance and sets the compensation of the Chief Executive Officer, establishes compensation policies for our directors and consults with the Chief Executive Officer on compensation policies for senior management, and reviews our executive development programs, performance evaluation process and incentive compensation programs.  The Compensation Committee operates under a written charter originally adopted by the board on September 23, 2003, as subsequently amended.  The Compensation Committee’s charter, as amended and currently in effect, is available on our Corporate Governance web page at www.maximus.com/corporate/pages/corpgovernance.asp.  A printed copy is available, without charge, to any shareholder upon written request to the Secretary of the company, whose address is MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia  20190.

The members of the Compensation Committee are Marilyn R. Seymann (Chair), Russell A. Beliveau, John J. Haley, Paul R. Lederer, Peter B. Pond, Raymond B. Ruddy and James R. Thompson, Jr., each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of compensation committee members in effect on the date of this proxy statement.

The Compensation Committee held six meetings during fiscal 2006.  For additional information regarding the committee, see “Report of the Compensation Committee” below.

Annual Meeting Attendance

We encourage members of the board of directors to attend the annual meeting of shareholders.  All of our directors attended the 2006 annual meeting of shareholders.

Director Compensation

Directors who are also MAXIMUS employees do not receive additional compensation for their services as directors.  Outside directors are paid a $45,000 annual retainer (at least 50% of which must be received in restricted stock units (“RSUs”)), and a fee of $2,500 for each board and committee meeting in which they participate.  Mr. Pond receives an additional $100,000 retainer for his services as Chairman of the Board and an additional $15,000 retainer for his services as Chairman of the Audit Committee.  Mr. Ruddy receives an additional $25,000 retainer for his services as Vice Chairman of the Board.  Dr. Seymann receives an additional $7,500 retainer for her services as Chair of the Compensation Committee.  Mr. Thompson receives an additional $7,500 retainer for his services as the Chair of the Nominating and Governance Committee.  Directors who are entitled to directors’ fees may elect to receive all or a portion of their cash fees in RSUs granted under our 1997 Equity Incentive Plan.

Any director who is not a MAXIMUS employee is also eligible to receive RSUs upon election and re-election to the board.  Under the plan, each award consists of 2,000 RSUs for each year of the term of office to which the director is elected or re-elected, with any period of term of office less than a year deemed a full year.  All RSUs awarded to directors have a minimum vesting period of three years, although directors may elect longer vesting periods.  During fiscal year 2006, the eligible directors were Mr. Beliveau, Mr. Haley, Mr. Lederer, Mr. Pond, Mr. Ruddy, Dr. Seymann, Governor Thompson and Mr. Webb.

Prior to March 21, 2006, we used stock options instead of RSUs as the form of equity-based compensation for the directors’ annual retainers and awards.  Each RSU represents one share of common stock that is restricted due to a vesting period.

We also permit our directors to participate in the health plan that we offer to our employees, although each director that elects to participant must pay the full cost of his or her own premiums in the plan.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions are as follows:

Name	Age	Position

Richard A. Montoni	55	Chief Executive Officer, President and Director
David N. Walker	48	Chief Financial Officer and Treasurer
David R. Francis	45	General Counsel and Secretary
Mark S. Andrekovich	45	Chief of Human Capital
John F. Boyer	59	President of Federal Services
Bruce L. Caswell	40	President of Operations
Andrew W. Cramer	50	President of Enterprise Systems
Michael Plymack	52	President of Health and Human Services Systems
Robert B. Sullivan	49	President of Consulting

The following information sets forth biographical information for all executive officers for the past five years.  Such information with respect to Richard A. Montoni, the company’s Chief Executive Officer and President, is set forth above in the “Proposal 1 — Election of Directors” section.

David N. Walker has served as our Chief Financial Officer and Treasurer since April 2006.  He served as our Vice President and Controller from November 2002 to April 2006. Mr. Walker served as Senior Vice President, Chief Financial Officer, and Controller for LCC International, in McLean, Virginia from June 1999 through November 2002.  He has more than 24 years of financial management experience.

David R. Francis has served as our General Counsel and Secretary since August 1998.

Mark S. Andrekovich has served as our Chief of Human Capital since September 2005.  Prior to joining MAXIMUS, he worked for Banister International, a private human capital and executive search firm in Philadelphia, Pennsylvania, where he served as a partner and practice leader from May 2003 to September 2005.  In addition, he has more than 20 years of comprehensive human resources experience with multi-national companies such as General Electric, PDI and Cytec Industries.

John F. Boyer has served as the President of Federal Services since October 2005.  Mr. Boyer served as President of our Health Services Group from October 2004 to September 2005, General Manager of our Health Services Strategic Business Unit from October 2003 to September 2004 and President of our Health Services Group from October 2001 to September 2003.  Mr. Boyer has been withMAXIMUS since 1995, primarily in health-related services.  Mr. Boyer has over 30 years of experience in health care delivery including clinical, administrative and managed care services.

Bruce L. Caswell has served as the President of Operations since October 2005.  He was President of our Human Services Group from October 2004 to September 2005.  Previously, he worked at IBM Corporation for nine years, serving most recently as Vice President, State and Local Government & Education Industries for IBM Business Consulting Services (BCS) in Bethesda, MD.

Andrew W. Cramer has served as the President of Enterprise Systems since September 2005.  Prior to joining MAXIMUS, he was Vice President and General Manager for Global Infrastructure Services with Unisys

U.S. Federal Government Group.  Mr. Cramer led a team of sales and delivery professionals with particular emphasis on Enterprise Network Consulting, Security and Managed Infrastructure Services.

Michael Plymack has served as President of Health and Human Services Systems since October 2005.  Before joining MAXIMUS, he worked for IBM Corporation for nearly 30 years, retiring as a Vice President and Practice Area Leader within the Public Sector of IBM Global Services.  Mr. Plymack also served in executive roles at IBM ranging from consulting practice leadership to large-scale program management.

Robert B. Sullivan has served as the President of Consulting since October 2005.  Prior to joining MAXIMUS he was employed by BearingPoint for over 19 years, serving most recently as Senior Vice President of the HealthServices Segment.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our board of directors establishes the cash compensation policies and  approves equity awards under the MAXIMUS 1997 Equity Incentive Plan for the company’s executive officers.  The Committee consists of Mr. Beliveau,Mr. Haley, Mr. Lederer, Mr. Pond, Mr. Ruddy, Dr. Seymann and Governor Thompson.  Dr. Seymann serves as Chair of the Committee.  The Committee submits this report on compensation policies and actions during fiscal year 2006 with respect to our executive officers, including Mr. Davenport in his capacity as our Chief Executive Officer until April 2006, Mr. Montoni and our four most highly compensated other employees who served as our executive officers during some or all of our 2006 fiscal year.  Mr. Montoni served as our Chief Financial Officer until March 2006 and as our Chief Executive Officer since April 2006.

Compensation Philosophy

MAXIMUS is committed to a total compensation program that pays for performance and is competitive with the compensation programs of the companies with which MAXIMUS competes for business and executive talent.  As such, our primary goals are to:

•                  Attract, retain, motivate and reward those executives responsible for delivering financial and strategic results.

•                  Compensate executives fairly for financial and strategic successes and the enhancement of stockholder value.

•                  Encourage ownership of MAXIMUS stock so that management’s long-term financial interests are closely linked with the long-term interest of MAXIMUS’ stockholders.

Our market for executive talent is broader than the consulting or government outsourcing sector.  As such, we review data from two sources.  The first represents several companies that consist of private and public companies representing the information technology, outsourcing, and management consulting industries without regard to company size or market capitalization.  The Committee periodically reviews these companies to determine whether they are a representative cross section of the companies with which MAXIMUS competes for executive talent.  The second comparator group reflects a cross section of general industry companies adjusted for size of company.

Compensation At Risk

MAXIMUS maintains a compensation program with significant pay at risk.  Correspondingly, MAXIMUS also provides its executives a significant upside earnings potential, based on meeting annual financial and non-financial goals and increasing our stock price.  As an example, approximately 75% of the current Chief Executive Officer’s total target compensation for 2007 is at risk.

Compensation Components

Compensation for MAXIMUS’ executives consists of three principal elements: base salary, annual cash bonus and long term equity incentives.

Base Salaries.  Base salaries are set to attract and retain qualified executives and are targeted around the market median for comparable positions.  Changes in base salaries are made after considering relative competitive positions, individual performance, and general salary levels within and outside MAXIMUS.

While he served as Chief Financial Officer, Mr. Montoni received a monthly base salary under the terms of his employment agreement, which was approved by MAXIMUS in 2002, subject to annual review for adjustment.  Effective with his appointment as Chief Executive Officer, we entered into a new employment agreement with Mr. Montoni, and he receives monthly base salary under the terms of that agreement, which is summarized elsewhere in this proxy statement.

Mr. Caswell received a monthly base salary under the terms of his employment agreement, subject to annual review for adjustment.  Mr. Caswell’s agreement was approved by MAXIMUS in 2004 and expired on October 1, 2006.  None of our other executive officers have employment agreements, and their base salaries were adjusted based on recommendations from the Chief Executive Officer.

Annual Cash Bonuses.  Annual cash bonuses provide an opportunity to earn additional cash rewards for business and individual success and are set as a percentage of base pay.  The bonus pool is determined by the Company meeting earnings goals.  These levels are set at the beginning of each fiscal year and approved by the Board of Directors.  The Committee evaluates the Company’s performance against those goals and, in its discretion, approves the final amount of the bonus pool.  Distributions from the bonus pool are awarded to the individuals based on a combination of business and individual contributions.  The Committee retains discretion to approve special payments to individuals or groups of individuals at the business unit or corporate levels who make exceptional contributions to the Company.

Each of our executive officers may receive an annual cash bonus as a significant part of their annual compensation.  We awarded Mr. Montoni a bonus of $300,000 effective with his appointment as Chief Executive Officer.  Mr. Sullivan received a guaranteed bonus of $100,000 pursuant to the terms of his employment offer letter.  A target cash bonus was established for Mr. Montoni and Mr. Caswell by the terms of their employment agreements.  Mr. Montoni received a guaranteed bonus of $600,000 pursuant to the terms of his employment agreement.  Apart from the guaranteed bonuses, the Committee did not award any bonuses to executive officers for 2006 due to the failure of the Company to meet its earnings goals.

Long-Term Equity Incentives.  Long-term equity incentives are provided to MAXIMUS executives in the form of options to purchase common stock and Restricted Stock Units (RSUs).  The MAXIMUS long-term equity program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders, (ii) attract and retain important key executives, managers and individual contributors and (iii) encourage teamwork.

Our stock option grants have relatively long vesting periods.  We believe that the retention value of these options and RSUs are maximized, and that our executive officers are provided with an incentive for longer-term success, through long vesting periods.  Most of our stock options vest in equal annual installments over four years beginning on the first anniversary of the date of the option grant and must be exercised within six years.  If employees leave MAXIMUS before their options are exercisable, the unexercisable portions are forfeited, unless the committee determines other treatment.  Beginning in 2005, we reduced the option term from ten to six years for new awards, which results in fewer options outstanding at any given time.  The RSUs typically vest in equal installments over six years beginning on the first anniversary of the RSU grant.  However, if the company exceeds targeted levels of EPS growth during any fiscal year, then the vesting of an additional installment will occur.

In general, the number of RSUs and shares of common stock underlying the stock options granted to each executive officer reflects the significance of that executive officer’s current and anticipated contributions to MAXIMUS, the internal peer group, and the competitive peer group of companies.  The target number of shares for each executive will determine the pool of shares available for distribution based on contribution to MAXIMUS and potential for future contributions.  The Committee establishes the incentive awards for the chief executive officer.  The chief executive officer recommends individual awards for the other executive officers to the Committee, which approves the awards.  MAXIMUS expects to continue to apply this philosophy to future grants of its stock options and RSUs.  The value that may be realized upon exercise of options depends upon the price of our common stock at the time of exercise and the exercise price of the option.

Compensation of the Chief Executive Officer

Effective April 1, 2005, the Committee fixed Mr. Davenport’s base annual salary at $550,000.  The Committee set Mr. Davenport’s base salary at a level that it believed was consistent with his salary history at MAXIMUS and the criteria for base salaries described above.  In addition, using the criteria described above for long-term equity incentives, the Committee awarded Mr. Davenport 19,404 RSUs and options to acquire 53,537 shares of common stock.  Because Mr. Davenport’s employment terminated in April 2006, there was no annual bonus for fiscal 2006.

On April 21, 2006, we recruited Mr. Montoni to serve as our President and Chief Executive Officer and entered into an employment agreement with him consistent with the terms negotiated.  Pursuant to the employment agreement, Mr. Montoni receives an annual salary of $600,000.  As a term of his employment agreement he also received a cash payment of $300,000 and 112,500 restricted stock units (“RSUs”), which RSUs vest in three annual installments.  Pursuant to the employment agreement, Mr. Montoni is eligible to receive an annual cash bonus under our annual bonus program based on his performance and our performance.  His targeted bonus is set generally at 70% of his base salary, but, as set forth in his agreement, he received a guaranteed bonus for fiscal year 2006 of $600,000.  The Committee is responsible for determining Mr. Montoni’s annual bonus after the end of the fiscal year by evaluating MAXIMUS’ overall financial performance and his contribution to MAXIMUS’ performance.  In accordance with his employment agreement, Mr. Montoni was awarded a bonus of $600,000.

Compliance with Internal Revenue Code section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers.  If the Committee believes that it is in the best interest of the company, it would exercise discretion in setting compensation above this amount, and it did so in employing Mr. Montoni as President and Chief Executive Officer.  None of the other executive officers has received compensation in excess of this threshold amount.

If certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit.  MAXIMUS currently intends to structure its stock options grants to executive officers in a manner that meets these performance-based requirements.

Compensation Committee

Marilyn R. Seymann
Russell A. Beliveau
John J. Haley
Paul R. Lederer
Peter B. Pond
Raymond B. Ruddy
James R. Thompson, Jr.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

As disclosed under the caption “Certain Relationships and Related Transactions” below, Governor Thompson is Chairman of the law firm of Winston & Strawn, which firm has provided certain specialized legal services to MAXIMUS from May 2000 to the present.

In addition, Mr. Davenport and Mr. Montoni, in their capacity as members of our board of directors, participated in our board’s deliberations during our 2006 fiscal year concerning executive officer compensation (excluding their own compensation).  Mr. Davenport served as an officer and employee of MAXIMUS until April 21, 2006.

EXECUTIVE COMPENSATION

Annual Compensation

The table below provides earned compensation information for the two individuals who served as our chief executive officer and our most highly compensated other employees who served as our executive officers during some or all of our 2006 fiscal year whose salary and bonus from MAXIMUS earned for fiscal year 2006 exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Units ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Richard A. Montoni	2006	482,236	900,000	—	4,355,598	250,322	6,600
President and Chief	2005	425,000	140,000	—	216,190	15,000	6,300
Executive Officer (4)	2004	385,000	30,000	—	130,875	65,000	6,150

Robert B. Sullivan (5)	2006	407,292	75,000	—	175,050	50,000	6,375
President of Consulting

John F. Boyer	2006	385,000	—	—	240,641	18,738	—
President of Federal	2005	385,000	130,000	—	216,190	10,000	6,300
Services	2004	350,000	50,000	—	122,150	70,000	6,150

Bruce L. Caswell (6)	2006	385,000	—	—	—	50,000	5,338
President of Operations	2005	335,417	130,000	—	83,820	50,000	875

Michael Plymack (7)	2006	375,000	—	—	—	—	1,406
President of Health and	2005	1,420	75,000	—	107,250	50,000	—
Human Services Systems

Lynn P. Davenport (8)	2006	370,546	—	—	687,484	53,537	—
Former President and	2005	525,000	300,000	—	499,765	39,225	6,300
Chief Executive Officer	2004	500,000	35,000	—	139,600	100,000	6,150

(1)             Compensation in the form of perquisites and other personal benefits has been omitted when the total amount of those perquisites and personal benefits constituted less than either $50,000 or 10% of the total annual salary and bonus for the officer for the applicable fiscal year.

(2)             The 2006 amounts in this column are the dollar values (based on the closing price of our common stock on the dates of the awards, which were April 24, 2006 and June 20, 2006 for the awards to Mr. Montoni, October 17, 2006 for the award to Mr. Sullivan and April 3, 2006 for the awards to the other officers) of the number of restricted stock units (“RSUs”) awarded to each of the individuals listed in this chart, as follows: Mr. Montoni, 130,579 RSUs; Mr. Sullivan, 5,000 RSUs; Mr. Boyer, 6,792 RSUs; and Mr. Davenport, 19,404 RSUs.  These RSUs vest as to one-sixth of each award on (i) the first March 31 after the date of the award and (ii) each of the five anniversaries of such March 31 date, subject to acceleration of vesting if certain earnings targets are met.  The aggregate number and market value (based on the closing price of our stock on September 30, 2006) of the restricted stock units (“RSUs”) held by each of the individuals listed in this chart on September 30, 2006 (based on the closing price of our common stock on September 30, 2006) was as follows: Mr. Montoni, 130,579 RSUs valued at $3,408,112; Mr. Sullivan, 5,000 RSUs valued at $130,500; Mr. Boyer, 20,292 RSUs valued at $529,621; Mr. Caswell, 3,000 RSUs valued at $78,300; Mr. Plymack, 3,000 RSUs valued at $78,300; and Mr. Davenport, no RSUs.  Dividend equivalents will not be paid on the RSUs.

(3)             The figures in this column represent our contribution to the employee’s account under our 401(k) plan.

(4)             Mr. Montoni was named Chief Executive Officer and President of the company in April 2006.  He previously served as our Chief Financial Officer and Treasurer until March 2006.

(5)             Mr. Sullivan’s employment with the company began on October 17, 2005.

(6)             Mr. Caswell’s employment with the company began on October 18, 2004.

(7)             Mr. Plymack’s employment with the company began on September 30, 2005.

(8)             Mr. Davenport’s employment with the company terminated on April 21, 2006.

Stock Options

The following table provides information for options granted during our 2006 fiscal year to the two individuals who served as our chief executive officer and our most highly compensated other employees who served as our executive officers during some or all of our 2006 fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/share)	Expiration Date	5% ($)	10% ($)

Richard A. Montoni	24,822	5	36.69	1/3/2012	309,729	702,686
	225,500	42	29.57	6/20/2012	2,267,854	5,144,783

Robert B. Sullivan	50,000	9	35.01	10/17/2011	595,350	1,350,600

John F. Boyer	18,738	3	36.69	1/3/2012	233,813	530,454

Bruce L. Caswell	50,000	9	34.73	10/18/2015	1,092,100	2,767,550

Michael Plymack	—	—	—	—	—	—

Lynn P. Davenport (2)	53,537	10	36.69	7/21/2006	—

(1)             The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices.  The values are based on an assumption that our common stock’s market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option’s term.  We based the values on the common stock’s last sale price on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange.  Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock’s price, which will affect all shareholders proportionately.

(2)             The original expiration date of Mr. Davenport’s options was January 3, 2012.  The termination of Mr. Davenport’s employment with the company accelerated the expiration date to July 21, 2006 under the terms of the options.

The following table provides information regarding stock options exercised during our 2006 fiscal year and the value of unexercised stock options held on September 30, 2006 by the two individuals who served as our chief executive officer and our most highly compensated other employees who served as our executive officers during some or all of our 2006 fiscal year.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

	Options Exercised During Fiscal Year 2006		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Montoni	15,000	186,244	—	225,500	—	—

Robert B. Sullivan	—	—	—	50,000	—	—

John F. Boyer	—	—	51,481	61,238	—	—

Bruce L. Caswell	—	—	12,500	87,500	—	—

Michael Plymack	—	—	12,500	37,500	—	—

Lynn P. Davenport (2)	79,463	1,212,761	—	—	—	—

(1)             The values in this column represent the fair market value of the shares acquired upon exercise of options as of the date of exercise, less the exercise price paid to exercise those options.

(2)             The values in this column represent the difference between the last reported sales price of the common stock as reported by the New York Stock Exchange on September 30, 2006 ($26.10) and the exercise price of the option, multiplied by the number of shares subject to the option.  None of the unexercised stock options held on September 30, 2006 by the two individuals who served as our chief executive officer and our most highly compensated other employees who served as our executive officers were in-the-money at that date.

Executive Employment Agreement

On April 21, 2006, we entered into an Executive Employment, Non-Compete and Confidentiality Agreement with Richard A. Montoni in connection with his recruitment and appointment as our Chief Executive Officer and President, effective April 24, 2006. The employment agreement has a four-year term, provided that it may be terminated (i) upon the mutual written consent of the parties, (ii) in the event of Mr. Montoni’s death or inability to perform his duties for a continuous period of 120 days or more or (iii) by us for “cause,” as defined in the MAXIMUS, Inc. Income Continuity Plan.

Pursuant to the employment agreement, Mr. Montoni receives an annual salary of $600,000, 112,500 restricted stock units (“RSUs”) pursuant to the terms of our 1997 Equity Incentive Plan and health, disability and life insurance and other benefits and expense reimbursements consistent with our past practices for similarly situated executives. The RSUs vest in three annual installments on March 31, 2007, March 31, 2008 and March 31, 2009 and provide for accelerated vesting in the event of a “change of control” (as defined in the Income Continuity Plan). Mr. Montoni also received a cash payment of $300,000 upon signing the employment agreement, but he agreed to repay the signing bonus if his employment is terminated before the earliest of (i) the one-year anniversary of the effective date of the employment agreement, (ii) a change of control or (iii) his death or disability.

Pursuant to the employment agreement, Mr. Montoni is eligible to receive an annual cash bonus under our annual bonus program based on his performance and our performance. Mr. Montoni’s targeted bonus is set at 70% of his base salary, provided that Mr. Montoni’s bonus for fiscal year 2006 was $600,000. The employment agreement permitted Mr. Montoni to draw against his 2006 bonus, but he did not do so.

Mr. Montoni became a participant in the Income Continuity Plan and is entitled to participate in stock option or similar plans that currently exist, or that may be established, by us from time to time, provided that we agree to adjust any vested or unvested equity awards in the event that we declare an “extraordinary dividend,” as defined in the employment agreement.

If Mr. Montoni’s employment is terminated in connection with a change of control, he will be entitled to receive payments and benefits under the Income Continuity Plan only. If Mr. Montoni’s employment is terminated without cause, or Mr. Montoni terminates his employment for “good reason” (as defined in the Income Continuity Plan), prior to the expiration of the term of the employment agreement, Mr. Montoni will be entitled to receive the greater of (i) base salary and all benefits described above for the remainder of the term, including the vesting of units and stock options or (ii) the severance benefits specified in the severance guidelines adopted by our compensation committee on March 21, 2006.

The employment agreement subjects Mr. Montoni to confidentiality obligations, and contains certain customary non-compete restrictions on his present and future employment for a period of one year after his termination. We have also agreed to treat Mr. Montoni as remaining in our employment continuously during the period beginning March 18, 2002 through the effective date of the employment agreement, to the extent permitted by applicable law.

Income Continuity Plan

On March 21, 2006, we adopted an Income Continuity Program for our employees that the Board of Directors has designated as “officers” under Section 16 of the Securities Exchange Act of 1934, as amended.  The program provides each participant with compensation, benefits and rights if the following events occur:

•                  We terminate the participant’s employment without “cause,” or a participant resigns for “good reason,” within 36 months following a “change of control” (as each of those terms is defined in the program); or

•                  The participant’s employment is terminated one year prior to a change of control at the request of a party involved in such change of control, or otherwise in connection with or in anticipation of a change of control.

The compensation, benefits and rights to which a participant would be entitled in such an event include the following items:

•                  a lump sum cash payment equal to the sum of (i) any unpaid salary through the date of termination, (ii) any bonus earned but unpaid as of the date of termination for any previously completed year, (iii) reimbursement for any unreimbursed expenses incurred prior to the date of termination, and (iv) an amount equal to 200% (or 300% in the case of the chief executive officer) of his or her salary and bonus (as defined by the program);

•                  the vesting of any unvested stock options, restricted stock units or similar equity incentives that are outstanding on the date of termination;

•                  continued eligibility for employee benefits for a period of 24 months (or 36 months in the case of the chief executive officer) following the date of termination;

•                  a choice of (i) 24 months of executive level outplacement and financial planning services or (ii) a payment of $50,000 in lieu of receiving such services; and

•                  payments by us to cover certain excise taxes imposed on any severance payments received by the participant, including but not limited to the payments under the program, in connection with a change of control.

The program also provides for the continuation of indemnification and director’s and officer’s liability insurance coverage as permitted by law and the potential reimbursement of the participant’s costs and expenses in connection with any legal proceedings relating to the program.

The term of the program will continue through December 31, 2009, with automatic one-year renewals commencing on December 31, 2009 and each December 31 thereafter, unless we notify participants no later than October 31 of a particular year that we will not extend the program.  The program nevertheless will remain in effect for not less than three years following a change of control.

The lump sum cash payment for each of the named executive officers if his employment was terminated in 2007 following a change in control, would be approximately as follows:  Richard A. Montoni, $3,150,000; Robert B. Sullivan, $1,292,500; John F. Boyer, $1,205,500; Bruce L. Caswell, $1,205,000; and Michael Plymack, $1,147,500.  Each amount reflects current salary and target bonus and includes an estimated amount for continued employee benefits and outplacement and financial planning services, as described above.  The amounts do not include any amounts related to the vesting of stock awards or payments by us to cover certain excise taxes imposed on severance payments.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

James R. Thompson, Jr., who has served as one of our directors since March 2001, is Chairman of the law firm of Winston & Strawn in Chicago.  Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present.

STOCK PERFORMANCE GRAPH

The following graph compares cumulative total shareholder return on our common stock for the five-year period from September 30, 2001 to September 30, 2006, with the cumulative total return for the NYSE Stock Market (U.S. Companies) Index and the NYSE/AMEX/NASDAQ Stocks (SIC 8740-8749 U.S. Companies) Management and Public Relations Services Index.  This graph assumes the investment of $100 on September 30, 2001 in our common stock, the NYSE Stock Market (U.S. Companies) Index and the NYSE/AMEX/NASDAQ Stocks (SIC 8740-8749 U.S. Companies) Management and Public Relations Services Index and assumes dividends are reinvested.

Comparison of Five — Year Cumulative Total Returns
Performance Graph for
MAXIMUS, INC.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee and the board of directors has appointed, subject to ratification by the shareholders, the firm of Ernst & Young LLP as independent public accountants to audit our consolidated financial statements for the fiscal year ending September 30, 2007.  Ernst & Young LLP has audited our consolidated financial statements for the fiscal years ended September 30, 2006 and 2005.  A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

AUDIT INFORMATION

The Audit Committee operates under a written charter that the board of directors has adopted.  The members of the Audit Committee are independent as that term is defined in the listing standards of the New York Stock Exchange.

Fees of Independent Public Accountants

Audit Fees

Fees for audit services totaled approximately $976,000 in the 2006 fiscal year and approximately $967,000 in the 2005 fiscal year.  These fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, audit of internal controls with respect to the 2006 fiscal year and statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services totaled approximately $1,500 in the 2006 fiscal year and approximately $42,000 in the 2005 fiscal year.  Audit-related services principally include accounting consultations and Sarbanes-Oxley Act Section 404 consultations.

Tax Fees

Fees for tax services, including tax advice and tax planning, totaled approximately $180,000 in the 2006 fiscal year and approximately $63,000 in the 2005 fiscal year.

All Other Fees

There were no fees for other services rendered to us by Ernst & Young LLP for the 2006 and 2005 fiscal years, other than the fees disclosed in the preceding three paragraphs of this proxy statement.

Report of the Audit Committee

The Audit Committee is composed of five directors, each of whom is independent within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•                  establishing and maintaining our internal control over financial reporting;

•                  assessing the effectiveness of our internal control over financial reporting as of the end of each year; and

•                  the preparation, presentation and integrity of our consolidated financial statements.

Our independent registered public accounting firm is responsible for:

•                  performing an independent audit of our consolidated financial statements and our internal control over financial reporting;

•                  expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles; and

•                  expressing an opinion as to management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting.

The Audit Committee is responsible for:

•                  the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us; and

•                  overseeing and reviewing our accounting and financial reporting processes.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements for the year ended September 30, 2006 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Ernst & Young LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified and supplemented. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the firm’s independence from the company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with Ernst & Young LLP its opinion as to both the effectiveness of our internal control over financial reporting and management’s assessment thereof.

Based upon its discussions with management and Ernst & Young LLP and its review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Peter B. Pond
Paul R. Lederer
Raymond B. Ruddy
Marilyn R. Seymann
Wellington E. Webb

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of permitted services before the independent auditor is engaged to perform it.  The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services.

SHAREHOLDER PROPOSALS FOR
OUR 2008 ANNUAL MEETING OF SHAREHOLDERS

Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 45 days before the meeting.  However, if we have given less than 60 days notice or public disclosure of the meeting, then we must receive a shareholder’s notice within 15 days after our notice or disclosure was given.  A shareholder notice must describe the proposed business or nominee and identify the shareholder making the proposal or nomination.

Any proposal you intend to present at the 2008 Annual Meeting of Shareholders must be received by MAXIMUS at our principal office at 11419 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary, not later than September 27, 2007 if you wish to have it included in the proxy statement and form of proxy for that meeting.

In addition, if we do not receive your proposal for presentation at the 2008 Annual Meeting by December 11, 2007, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised shareholders of the proposal in the proxy statement for the 2008 Annual Meeting.

OTHER MATERIALS

Our 2006 Annual Report, which includes our Annual Report on Form 10-K for our 2006 fiscal year as filed with the SEC on December 13, 2006, is being mailed to shareholders along with this notice and proxy statement on or about January 25, 2007.  Upon written request, we will provide any recipient of this proxy statement, free of charge, one copy of our complete Annual Report on Form 10-K for our 2006 fiscal year.  Requests should be directed to the Director of Investor Relations, MAXIMUS, Inc., 11419 Sunset Hills Road, Reston, Virginia 20190.

By Order of the Board of Directors,

David R. Francis, Secretary

January 25, 2007

[FORM OF PROXY]

ANNUAL MEETING OF SHAREHOLDERS OF

MAXIMUS, INC.

March 20, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

// Please detach along perforated line and mail in the envelope provided. //

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR AND A VOTE “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1.	Election of three Class l Directors and one Class III Director.			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the 2007 fiscal year.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Paul R. Lederer Peter B. Pond James R. Thompson, Jr. Richard A. Montoni	For Term Expiring in 2010 For Term Expiring in 2010 For Term Expiring in 2010 For Term Expiring in 2009

This Proxy, when properly executed, will be voted in the manner directed by the undersigned herein. If no specification is made, this Proxy will be voted “FOR” proposals 1 and 2. The proxies appointed hereby are also authorized by this Proxy to vote in their discretion on behalf of the undersigned upon such other matters as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee name(s) below:

					MARK HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

To change the address on your account, please check the box at right and indicate   ☐
your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MAXIMUS, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MARCH 20, 2007

The undersigned shareholder of MAXIMUS, Inc. (the “Company”) hereby appoints David N. Walker, David R. Hayes and David R. Francis, and each of them acting singly, as the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 20, 2007, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

(Continued and to be signed on the reverse side)